UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2019

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2019, Mr. Joel Sendek notified Spero Therapeutics, Inc. (the “Company”) of his resignation as its Chief Financial Officer to pursue another opportunity closer to his home. Mr. Sendek indicated that his resignation was not as a result of any disagreement with the Company’s board of directors or any matter related to the Company’s operations, product candidates, policies or practices. The Company noted that Mr. Sendek plans to stay on through the filing of the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2019, to assist in a smooth transition, and that it is commencing a search for a new Chief Financial Officer.

Mr. Sendek noted in his resignation letter to the Company, “I have been offered a unique opportunity that is different from Spero in both stage and strategic focus, which will allow me to apply my skills and experience to new challenges. In addition, this opportunity is in the New York metropolitan area, which will enable me to spend more time with my family. While it is difficult to transition away from a company whose mission and products I thoroughly believe in, I am confident that the talented senior leadership team and the strong, capable and experienced finance organization at Spero will continue to drive success for shareholders, partners, employees and patients.”

Ankit Mahadevia, M.D., Chief Executive Officer of Spero Therapeutics commented, “While it is unfortunate that he is leaving, we would like to recognize Joel’s significant contributions to helping build Spero into a public, clinical stage company with multiple important medicines in trials over the last two and a half years. On behalf of the entire Company, we wish him the best in his new position.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: September 6, 2019	By:	/s/ Ankit Mahadevia, M.D.
Ankit Mahadevia, M.D.
Chief Executive Officer and President